Exhibit 5.1

lawyers@saul.com www.saul.com Our File: 366438.00004

December 11, 2019

Five Star Senior Living Inc.

400 Centre Street

Newton, Massachusetts 02458

Re:	Five Star Senior Living Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Maryland counsel to Five Star Senior Living Inc. (“Five Star”), a Maryland corporation, in connection with its Registration Statement on Form S-1 (File No. 333-233983) filed on September 27, 2019 (the “Initial Registration Statement”), as amended by Amendment No. 1 to the Initial Registration Statement filed on December 11, 2019 (together with the Initial Registration Statement, the “S-1 Registration Statement”), by Five Star with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Act”), up to 26,527,812 shares of Five Star’s common stock, $.01 par value per share (the “Shares”), to be issued by Five Star to Senior Housing Properties Trust (“SNH”) and SNH’s shareholders of record as of the record date set by SNH pursuant to the Transaction Agreement dated as of April 1, 2019 between Five Star and SNH (the “Agreement”).

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)                                     the S-1 Registration Statement;

(ii)                                  the prospectus contained in the S-1 Registration Statement (the “Prospectus”); and

(iii)                               a copy of the executed Agreement.

Centre Square West ◆ 1500 Market Street, 38th Floor ◆ Philadelphia, PA 19102-2186
Phone: (215) 972-7777 ◆ Fax: (215) 972-7725
DELAWARE FLORIDA ILLINOIS MARYLAND MASSACHUSETTS NEW JERSEY NEW YORK PENNSYLVANIA WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

Five Star Senior Living Inc.

December 11, 2019

Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

(iv)                              a certified copy of the Articles of Amendment and Restatement of Five Star filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on December 5, 2001 (the “Articles of Amendment and Restatement”);

(v)                                 certified copies of the Articles of Amendment of Five Star filed with the SDAT on November 9, 2004, August 23, 2005, March 28, 2006, June 10, 2011, March 2, 2017 and September 30, 2019 (collectively, the “Articles of Amendment”);

(vi)                              certified copies of the Articles Supplementary of Five Star filed with the SDAT on March 19, 2004 and April 16, 2014 (collectively, the “Articles Supplementary”);

(vii)                           a certified copy of the Certificate of Correction of Five Star filed with the SDAT on March 22, 2004 (the “Certificate of Correction” and together with the Articles of Amendment and Restatement, the Articles of Amendment and the Articles Supplementary, collectively, the “Charter”);

(viii)                        a certified copy of the Amended and Restated Bylaws of Five Star dated March 3, 2017 (the “Bylaws”);

(ix)                              a copy of the resolutions of the board of directors of Five Star (the “Five Star Board”) adopted on April 1, 2019 and December 11, 2019 relating to, among other matters, the approval of the execution, delivery and performance of the Agreement and the issuance of the Shares (collectively, the “Board Resolutions”);

(x)                                 a copy of the resolutions of the stockholders of Five Star adopted on June 11, 2019 by a majority of the votes cast by the holders of issued and outstanding common stock, $.01 par value, of Five Star, relating to, among other matters, the approval of the issuance of the Shares (together with the Board Resolutions, the “Resolutions”);

(xi)                              a Certificate of Status for Five Star issued by the SDAT dated December 3, 2019;

(xii)                           a certificate of the Assistant Secretary of Five Star as to the authenticity of the Charter and the Bylaws, the incumbency of the officers of Five Star, the Resolutions, and other matters that we have deemed necessary and appropriate; and

(xiii)                        such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)               that all signatures on all Documents and any other documents submitted to us

Five Star Senior Living Inc.

December 11, 2019

for examination are genuine;

(b)               the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)               that all persons executing Documents on behalf of any party (other than Five Star) are duly authorized;

(e)                that each of the parties (other than Five Star) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

(f)                 that the Agreement accurately reflects the complete understanding of the parties with respect to the transactions contemplated thereby and the rights and obligations of the parties thereunder;

(g)                that the representations and warranties set forth in the Documents are true and complete in all respects;

(h)               that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares;

(i)                   that at the time of delivery of the Shares, all contemplated additional actions shall have been taken, and the authorization of the issuance of the Shares by the board of directors of Five Star and the stockholders of Five Star will not have been modified or rescinded;

(j)                  that the issuance, execution and delivery of the Shares, and the compliance by Five Star with the terms of the Shares, will not violate any then-applicable law or result in a violation of any provision of any instrument or agreement then binding on Five Star, or any restriction imposed by any court or governmental body having jurisdiction over Five Star;

(k)               that the consideration received or proposed to be received by Five Star as contemplated by the Agreement is not less than the par value per share and would be deemed by a court of competent jurisdiction to be fair and sufficient to support the issuance of the Shares by Five Star;

(l)                   that there has been no oral or written modification of or amendment to any of the Documents;

(m)           that prior to issuance of the Shares pursuant to the terms of the Agreement, the S-1 Registration Statement, as and if further amended, will have become, and will remain,

Five Star Senior Living Inc.

December 11, 2019

effective under the Act;

(n)               that all conditions for issuance of the Shares pursuant to the Agreement will have been satisfied or waived, as applicable;

(o)               that the aggregate number of shares of Five Star which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved shares of common stock or preferred stock, together with the number of shares of common stock and preferred stock previously issued and outstanding and the number of shares of common stock and preferred stock previously reserved for issuance upon the conversion or exchange of other securities issued by Five Star, does not exceed the aggregate number of then-authorized shares of Five Star or of the then-authorized shares within the applicable class or series of shares of common stock or preferred stock of Five Star; and

(p)               that the Shares will not be issued or transferred in violation of any restriction on transfer and ownership of shares of common stock of Five Star set forth in Article VI of the Charter.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of the Assistant Secretary of Five Star, and have assumed that the Assistant Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated Five Star’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions, limitations and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                      Five Star is a corporation, duly formed, validly existing and in good standing under the laws of the State of Maryland.

2.                                      The issuance of the Shares has been duly authorized and, when issued and delivered in the manner and for the consideration contemplated by the Documents and the Resolutions against provision of the consideration set forth therein, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.  We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

Five Star Senior Living Inc.

December 11, 2019

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion on the application of federal or state securities laws, statutes, rules or regulations to the transactions contemplated in the Documents.

(iv)                              We express no opinion on the conditions under which the Shares may be resold.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the S-1 Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SAUL EWING ARNSTEIN & LEHR LLP